Exhibit 23.3

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated June 7, 2013, with respect to the Historical Summary of the GE Capital Portfolio for the year ended December 31, 2012 included in the June 7, 2013 Current Report of American Realty Capital Properties, Inc. on Form 8-K/A, which is incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned report.

/s/ GRANT THORNTON LLP

Philadelphia, Pennsylvania

November 27, 2013